SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

AXA EQUITABLE LIFE INSURANCE COMPANY

(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

None

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2013, Andrew J. McMahon resigned as President of the Company and as a member of the Company’s Board of Directors. In connection with his resignation, Mr. McMahon entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”).

Pursuant to the terms of the Separation Agreement, Mr. McMahon will remain employed with the Company through February 28, 2014 (the “Termination Date”). Through the Termination Date, Mr. McMahon will continue to receive his base salary on a bi-weekly basis, however all the fringe benefits he currently receives (other than certain tax preparation services) are terminated effective September 12, 2013. From September 12, 2013 through the Termination Date, Mr. McMahon will be responsible for effecting the smooth transition of his prior responsibilities as determined by the Company’s Chief Executive Officer. In consideration for signing the Separation Agreement, Mr. McMahon will receive (a) a short term incentive compensation (“STIC”) award for 2013 at the targeted amount of $1,800,000, adjusted based on actual funding of the 2013 STIC pool, (b) a lump sum payment of $2,450,000, which is equal to fifty-two week his base salary plus his targeted STIC award for 2014, (c) an additional lump sum payment of $340,000, which is equal to his targeted STIC award for 2014, pro-rated for his service in 2014 plus $40,000, (d) an additional lump sum of $1,225,000 which is equal to six months of his salary plus a pro-rated targeted STIC award for 2014 and (e) the opportunity to enter into agent agreements with each of AXA Network, LLC and AXA Advisors, LLC. In addition, on January 31, 2014, Mr. McMahon will be afforded the opportunity to receive continuation of his existing participation in the Company’s executive survivor benefit plan for a period of one year following the Termination Date in exchange for executing a separate confidential separation agreement and general release. The Separation Agreement also contains standard provisions related to confidentiality, non-disparagement, and non-solicitation/non-competition.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed by the Company with its next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

Date: September 13, 2013	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Director and General Counsel